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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this 2000 Annual Report on Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-83378, 333-34313, 333-33860 and 333-56612).




ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 28, 2001